UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2024

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

BLOCK 6,

TRIQ PACEVILLE,

ST. JULIANS STJ 3109

MALTA

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 15(d) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	OTC Pink
Common Stock Purchase Warrants	GMBLW	OTC Pink
10.0% Series A Cumulative Redeemable Convertible Preferred Stock	GMBLP	OTC Pink
Common Stock Purchase Warrants	GMBLZ	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Secured Note Purchase Agreement and Secured Note

On March 13, 2024, Esports Entertainment Group, Inc. (the “Company”) announced that it entered into an agreement, dated March 7, 2024 (the “Secured Note Purchase Agreement”) with the holder (the “Holder”) of its Series C Convertible Preferred Stock (“Series C Preferred Stock”) and Series D Convertible Preferred Stock (the “Series D Preferred Stock”), pursuant to which the Company issued the Holder a secured promissory note (the “Secured Note”), for approximately $1.42 million in cash and certain amendments to the terms of the Series C Preferred Stock and Series D Preferred Stock. The key terms of the Secured Note Agreement include:

●	Security of the Secured Note balance by a first priority security interest in all of the Company’s tangible and intangible personal property;

●	Accrued interest to the outstanding principal balance of the Secured Note at a rate of 10% per annum. All interest shall be quarterly in-kind by adding the amount of accrued interest to the outstanding principal balance of the Secured Note on the last Business Day of each calendar quarter;

●	Maturity date of March 7, 2026;

●	The Company is subject to standard terms of default, including failure to pay, breach of representations and warranties, breach of covenants and bankruptcy, with a default rate of 12%.

The Secured Note Purchase Agreement contains representations of the parties that are generally customary of this type of transaction. The Company also agreed to indemnify the Holder of the Secured Note for certain matters described in the Secured Note Purchase Agreement.

Item 2.03 Creation of a direct financial obligation

The information included in Item 1.01 and Item 5.03 of this Current Report are incorporated by reference into this Item 2.03 of this Form 8-K report to the extent required.

Item 3.02 Unregistered sale of equity securities

The information included in Item 1.01 and Item 5.03 of this Current Report are incorporated by reference into this Item 3.02 of this Form 8-K report to the extent required.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director resignation

As previously disclosed, on January 3, 2024, Chul Woong Lim, a director of the Company, notified the Company that he would be resigning as a director of the Company and would therefore not be standing for reelection to the Company’s Board of Directors (the “Board”) at the 2023 Fiscal Year Annual Meeting of the Stockholders. Mr. Lim updated the Company that his resignation from the Board and the Audit Committee and the Compensation, Nominating and Corporate Governance Committee will be effective on March 7, 2024. Mr. Lim’s decision to resign was not the result of any disagreement between Mr. Lim and the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Agreement to Amend and Restate the terms of the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock

On March 7, 2024, in connection with the Secured Note Purchase Agreement and Secured Note Agreement, the Company filed certificates of designations with the Secretary of State of the State of Nevada regarding the Company’s Series C Preferred Stock and Series D Preferred Stock (the “Preferred Stock CODs”), to amend certain powers, designations, preferences and other rights set forth therein, effective immediately. We urge you to read the Preferred Stock CODs, copies of which are attached to this Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively, in full, because they define the rights of the Holder and the relative rights of the Holder to the rights of the holders of our common stock and Series A Convertible Preferred Stock. Because the terms of the Series C Preferred Stock and Series D Preferred Stock are substantially the same, the Preferred Stock CODs and amendments therein are substantially the same. They included:

●	A six month standstill on certain conversions of the preferred stock through September 7, 2024;

●	After the standstill a limit on certain conversions of the preferred stock to $0.15 million per month;

●	A Maturity Date of March 7, 2026, was added, at what time the Preferred Stock becomes redeemable for cash;

●	The dividend rate that accrues on outstanding balances of the Series C Preferred Stock and Series D Preferred Stock was changed from 8% per annum to 10% per annum, however, no dividends on the outstanding balances will accrue through the new Maturity Date unless there is a triggering event as defined in the Preferred Stock COD’s;

●	Amendments to the Subsequent Placement Optional Redemption, as defined in the Preferred Stock COD’s, such that the first $10 million raised by the Company, (including the $1.42 million from the Secured Note) would be excluded from being used to repay down the preferred stock, per the terms of the Preferred Stock COD’s, if it is used on operating expenses in its ordinary course of business.

The transactions contemplated by the Secured Note Purchase Agreement and the Secured Note Agreement and Preferred Stock COD’s, were approved by our Board of Directors.

We have provided a summary of the expected material terms of the Secured Note Purchase Agreement, Secured Note Agreement, Preferred Stock, and this summary is qualified in its entirety by the by the form of the Secured Note Purchase Agreement, the Secured Note Agreement, the Preferred Stock CODs, each of which are attached hereto as exhibits.

The current value of the Series C Preferred Stock and Series D Preferred Stock, in the aggregate, is approximately $5.5 million.

Item 7.01 Regulation FD Disclosure.

On March 13, 2024, the Company issued a press release announcing the transactions contemplated by the Note Purchase Agreement, the Secured Note and amendments to the Series C Preferred Stock and Series D Preferred Stock contemplated by the Preferred Stock COD’s. A copy of this release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 furnished as part of Item 9.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
3.1	Form of the Series C Convertible Preferred Stock Certificate of Designations, as amended and restated
3.2	Form of the Series D Convertible Preferred Stock Certificate of Designations, as amended and restated
10.1	Form of Secured Note Purchase Agreement
10.2	Form of Secured Note Agreement
99.1	Press Release, dated March 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

The information contained herein includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements relate to future events or to our strategies, targeted markets, and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the SEC including, the timing of deregistration of our securities, the timing of our listing on the OTCQB® Venture Market of the OTCMarkets, our obligations under our outstanding preferred stock, as amended, the settlement agreement with the holder of our Series C Preferred Stock and Series D Preferred Stock, and our ability to continue as a going concern. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, unless required by law. The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of such Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2024

ESPORTS ENTERTAINMENT GROUP, INC.

	By:	/s/ Alex Igelman
	Name:	Alex Igelman
	Title:	Chief Executive Officer